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Exhibit 3.2 - Limited Liability Company Agreement of the Registrant

                                                                [EXECUTION COPY]

                         CARMAX AUTO SUPERSTORES, INC.,
                                 as the Member,

                                ANDREW L. STIDD,
                              as a Special Member,

                                       and

                               BERNARD J. ANGELO,
                               as a Special Member

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                             CARMAX AUTO FUNDING LLC
                       LIMITED LIABILITY COMPANY AGREEMENT
                           Dated as of August 6, 2003

                                   ----------

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                                TABLE OF CONTENTS

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                                   ARTICLE ONE

                                   DEFINITIONS

Section 1.01.   Definitions..............................................      1
Section 1.02.   Other Definitional Provisions............................      4

                                   ARTICLE TWO

                             ORGANIZATION OF COMPANY

Section 2.01.   Name and Office..........................................      5
Section 2.02.   Registered Office........................................      5
Section 2.03.   Registered Agent.........................................      5
Section 2.04.   Member...................................................      5
Section 2.05.   Execution, Delivery and Filing of Certificates...........      6
Section 2.06.   Execution of Instruments.................................      6

                                  ARTICLE THREE

                                    PURPOSES

Section 3.01.   Purposes.................................................      7
Section 3.02.   Powers...................................................      8

                                  ARTICLE FOUR

                                   MANAGEMENT

Section 4.01.   Board of Directors.......................................      9
Section 4.02.   Powers...................................................      9
Section 4.03.   Meeting of the Board of Directors........................      9
Section 4.04.   Quorum; Acts of the Board................................      9
Section 4.05.   Electronic Communications................................      9
Section 4.06.   Committees of Directors..................................     10
Section 4.07.   Compensation of Directors; Expenses......................     10
Section 4.08.   Removal of Directors.....................................     10
Section 4.09.   Directors as Agents......................................     10
Section 4.10.   Limitations on the Company's Activities..................     11
Section 4.11.   Independent Directors....................................     13
Section 4.12.   Officers.................................................     14

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                                  ARTICLE FIVE

                CONTRIBUTIONS; PROFITS AND LOSSES; DISTRIBUTIONS

Section 5.01.   Capital Contributions....................................     16
Section 5.02.   Additional Contributions.................................     16
Section 5.03.   Allocation of Profits and Losses.........................     16
Section 5.04.   Distributions............................................     16

                                   ARTICLE SIX

                           BOOKS AND RECORDS; REPORTS

Section 6.01.   Books and Records........................................     17
Section 6.02.   Reports..................................................     17

                                  ARTICLE SEVEN

               EXCULPATION AND INDEMNIFICATION; LIMITED LIABILITY

Section 7.01.   Exculpation and Indemnification..........................     18
Section 7.02.   Limited Liability........................................     19
Section 7.03.   Other Business...........................................     19

                                  ARTICLE EIGHT

                      ASSIGNMENT; RESIGNATION; DISSOLUTION

Section 8.01.   Assignments..............................................     20
Section 8.02.   Resignation..............................................     20
Section 8.03.   Admission of Additional Members..........................     20
Section 8.04.   Dissolution..............................................     20
Section 8.05.   Waiver of Partition; Nature of Interest..................     21

                                  ARTICLE NINE

                                  MISCELLANEOUS

Section 9.01.   Amendments...............................................     22
Section 9.02.   Benefits of Agreement; No Third-Party Rights.............     22
Section 9.03.   Severability of Provisions...............................     22
Section 9.04.   Entire Agreement.........................................     22
Section 9.05.   Binding Agreement........................................     22
Section 9.06.   Governing Law............................................     22
Section 9.07.   Counterparts.............................................     22
Section 9.08.   Notices..................................................     22
Section 9.09.   Effectiveness............................................     23

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                                    EXHIBITS

Exhibit A -  Member; Capital Contributions; Membership Interest..........    A-1
Exhibit B -  Management Agreement........................................    B-1
Exhibit C -  Directors...................................................    C-1
Exhibit D -  Officers....................................................    D-1

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                       LIMITED LIABILITY COMPANY AGREEMENT

     LIMITED LIABILITY COMPANY AGREEMENT, dated as of August 6, 2003, by and among CARMAX AUTO SUPERSTORES, INC., a Virginia corporation, as the sole equity member (the "Member"), and ANDREW L. STIDD and BERNARD J. ANGELO, as the Special Members (as defined in Section 1.01 hereof).

                                    RECITALS

     WHEREAS, the parties desire to form CarMax Auto Funding LLC as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. Code (S) 18-101 et seq.).

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

     Section 1.01. Definitions. As used herein the following terms shall have the following meanings:

     "Act" means the Delaware Limited Liability Company Act (6 Del. Code (S) 18-101 et seq.), as amended from time to time.

     "Affiliate" of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer, director, member or partner of such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, members or managing partners of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agreement" means this Limited Liability Company Agreement, together with the Exhibits hereto, as amended, restated or supplemented or otherwise modified from time to time.

     "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material

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allegations of a petition filed against it in any proceeding of such nature,
(vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if such proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence to a trustee, receiver or liquidator being appointed for such Person or of all or any substantial part of its properties, such appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, such appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

     "Basic Documents" means (i) this Agreement, (ii) the Management Agreement,
(iii) any trust agreement or other agreement pursuant to which the Company shall form any Securitization Trust, (iv) any purchase agreement, sale agreement or other agreement relating to the activities of the Company described in Section 3.01(a) and (v) all documents and certificates contemplated thereby or delivered in connection therewith.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "CarMax" means CarMax Auto Superstores, Inc., a Virginia corporation, and its successors and assigns.

     "Certificate of Formation" means the Certificate of Formation of the Company filed with the Delaware Secretary of State on August 6, 2003, as amended or restated from time to time.

     "Company" means CarMax Auto Funding LLC, a Delaware limited liability company, and its successors.

     "Covered Persons" has the meaning set forth in Section 7.01(a).

     "Delaware Secretary of State" means the Secretary of State of the State of Delaware, and its successors.

     "Directors" means the Persons elected to the Board of Directors from time to time by the Member, including any Independent Directors, in their capacity as managers of the Company. A Director is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

     "Independent Director" means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, officer, stockholder, partner, member or manager of the Company or any of its Affiliates (other than his or her service as an Independent Director or a Special Member of the Company or any of its Affiliates and excluding de minimus capital stock and other equity interests), (ii) a creditor, supplier or contractor of the Company or any of its Affiliates, (iii) a person who controls (whether directly or indirectly) the Company or its Affiliates or any employee, director, officer, stockholder, partner, member, manager, creditor, supplier or contractor of the Company or any of its

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Affiliates or (iv) any member of the immediate family of a person described in clause (i), (ii) or (iii).

     An individual who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director of the Company if such individual is at the time of initial appointment, or at any time while serving as an Independent Director of the Company, an Independent Director or a Special Member of a Special Purpose Entity affiliated with the Company or the Member. For purposes of this paragraph only, a "Special Purpose Entity" is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve its separateness that are substantially similar to those of the Company, and provide, inter alia, that it (a) is organized for a limited purpose; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf (or on behalf of certain Affiliates) without the consent of the Independent Director(s); and (d) shall conduct itself (or cause certain Affiliates to conduct themselves) in accordance with certain "separateness covenants", including the maintenance of books, records, bank accounts and assets separate from those of any other Person.

     "Management Agreement" means the agreement of the Directors substantially in the form attached hereto as Exhibit B. The Management Agreement shall be deemed incorporated into, and as part of, this Agreement.

     "Material Action" means (i) to consolidate or merge the Company with or into any Person, (ii) to sell all or substantially all of the assets of the Company, (iii) to institute proceedings to have the Company be adjudicated bankrupt or insolvent, (iv) to consent to the institution of Bankruptcy proceedings against the Company or to file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to Bankruptcy, (v) to consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, (vi) to make any assignment for the benefit of creditors of the Company, (vii) to admit in writing the Company's inability to pay its debts generally as they become due or
(viii) to take action in furtherance of any such action, or, to the fullest extent permitted by law, to dissolve or liquidate the Company.

     "Member" means CarMax, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term "Member" shall not include any Special Member.

     "Obligation" means the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Basic Documents or any related document in effect as of any date of determination.

     "Officer" means an officer of the Company described in Section 4.12.

     "Officer's Certificate" means a certificate signed by an Officer who is authorized to act for the Company in matters relating to the Company.

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     "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint stock company, trust, business trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization or other organization whether or not a legal entity, or any government or any agency or political subdivision thereof.

     "Rating Agency" means each nationally recognized rating agency that has rated any Securities that have been issued and are outstanding pursuant to any transfer agreement, servicing agreement, indenture, trust agreement or other similar agreement entered into by the Company or any of its Affiliates.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified the Company that such action will not result in a reduction, qualification or withdrawal of its then-current rating by such Rating Agency of any Securities.

     "Securities" has the meaning set forth in Section 3.01(c).

     "Securitization Trust" has the meaning set forth in Section 3.01(c).

     "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 2.04(c), a person acting as Independent Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

     Section 1.02. Other Definitional Provisions.

     (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular,
(ii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, article or section within this Agreement, (iii) references to a section such as "Section 1.01", an article such as "Article One" and the like shall refer to the applicable Section or Article of this Agreement, (iv) the term "include" and all variations thereof shall mean "include without limitation" and (v) the term "or" shall include "and/or".

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under such generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

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                                  ARTICLE TWO

                             ORGANIZATION OF COMPANY

     Section 2.01. Name and Office. The name of the limited liability company formed hereby is CarMax Auto Funding LLC, and its office shall be located at 4900 Cox Road, Suite 200, Glen Allen, Virginia 23060, or such other location as may hereafter be determined by the Member.

     Section 2.02. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.

     Section 2.03. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.

     Section 2.04. Member.

     (a) The mailing address of the Member is set forth on Exhibit A. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

     (b) Subject to Section 4.10, the Member may act by written consent.

     (c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 8.01 and 8.03 or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 8.02 and 8.03), each Person acting as an Independent Director pursuant to Section 4.11 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 4.11; provided, however, each Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to
Section 18-301 of the Act, no Special Member shall be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. No Special Member, in its capacity as Special Member, may bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on,

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approve or otherwise consent to any action by, or matter relating to, the
Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Members, each person acting as an Independent Director pursuant to Section 4.11 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Director pursuant to
Section 4.11 shall not be a member of the Company.

     Section 2.05. Execution, Delivery and Filing of Certificates. Peter E. Kane is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation with the Delaware Secretary of State. Upon the filing of the Certificate of Formation, his powers as an "authorized person" ceased, and each Member thereupon became a designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. Each Member or an Officer shall execute, deliver and file any other certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in Virginia and in any other jurisdiction in which the Company may wish to conduct business.

     The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

     Section 2.06. Execution of Instruments. All agreements, repurchase agreements, reverse repurchase agreements, swap or forward agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, tax returns and reports, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Company by the President, any Vice President, any Assistant Vice President, or the Secretary or any Assistant Secretary; provided, however, that where required, any such instrument shall be attested by one of such Officers other than the Officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Company in such other manner and by such other Officers as the Board of Directors may from time to time direct. The provisions of this Section are supplementary to any other provisions of this Agreement. Except as may otherwise be required by law, any such agreements, repurchase agreements, reverse repurchase agreements, swap or forward agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents executed and delivered as described above shall be binding on the Company and shall be deemed to be authorized by the Board of Directors.

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                                 ARTICLE THREE

                                    PURPOSES

     Section 3.01. Purposes. The purpose to be conducted or promoted by the Company is to engage in the following activities:

          (a) to acquire, lease, own, hold, sell, transfer, convey, dispose of, pledge, assign, borrow money against, grant a security interest in, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with affiliated entities, automotive installment sale contracts and service contracts originated or acquired by CarMax or its Affiliates or interests therein, the related motor vehicles or interests therein and the related documentation and monies due or to become due thereunder, proceeds from claims on insurance policies related thereto and all related rights and the proceeds of any of the foregoing (collectively, the "Assets");

          (b) to perform its obligations under the Basic Documents;

          (c) to act as settlor or grantor of one or more trusts or special purpose entities (each, a "Securitization Trust") formed pursuant to a trust agreement or other agreement, which Securitization Trust may issue one or more series or classes of certificates, bonds, notes or other evidences of interest or indebtedness (collectively, "Securities") secured by or representing beneficial interests in the Assets;

          (d) to acquire Securities or other property of a Securitization Trust (including remainder interests in collateral or reserve accounts) or any interest in any of the foregoing;

          (e) to cause the issuance of, authorize, sell and deliver Securities or other instruments secured or collateralized by Securities;

          (f) to own equity interests in other limited liability companies or partnerships whose purposes are substantially restricted to those described in clauses (a) through (e) above;

          (g) to borrow money other than pursuant to clause (a) above, but only to the extent that such borrowing is permitted by the terms of the transactions contemplated by clauses (a) through (f) above;

          (h) to loan or otherwise invest funds received as a result of the Company's interest in any Securitization Trust or Securities and any other income, as determined by the Member from time to time; and

          (i) to (i) negotiate, authorize, execute, deliver or assume or perform the obligations under any agreement, instrument or document relating to the activities set forth in clauses (a) through (h) above, including the Basic Documents and (ii) engage in

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     any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, including the entering into of (A) interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions, (B) any agreement providing for the funding of any amount due under any of the Securities through direct borrowings, letters of credit, insurance or otherwise and (C) referral, management, servicing and administration agreements.

     Section 3.02. Powers.

     (a) The Company, and the Member or any Director or Officer on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Director, Officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Director or Officer to enter into other agreements on behalf of the Company.

     (b) Subject to Section 4.10, the Company, and the Board of Directors and the Officers on behalf of the Company, shall have and exercise (i) all powers necessary, convenient or incidental to accomplish its purposes as set forth in
Section 3.01 (including all tax matters) and (ii) all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

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                                  ARTICLE FOUR

                                   MANAGEMENT

     Section 4.01. Board of Directors. Subject to Section 4.10, the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 4.11, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to the requirement pursuant to Section 4.11 that as long as any Obligation is outstanding, the Company shall have at least two Independent Directors. The initial number of Directors shall be five, two of which shall be Independent Directors pursuant to Section 4.11. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be Members. The Initial Directors designated by the Member are listed on Exhibit C hereto.

     Section 4.02. Powers. Subject to Section 4.10, the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 3.01, the Board of Directors has the authority to bind the Company.

     Section 4.03. Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in such manner and with such notice upon the written request of any one or more of the Directors.

     Section 4.04. Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

     Section 4.05. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means

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of telephone conference or similar communications equipment that allows all
Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

     Section 4.06. Committees of Directors.

     (a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

     (c) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 4.10 and 4.11, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     Section 4.07. Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 4.08. Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 4.11, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

     Section 4.09. Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 4.10, the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

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     Section 4.10. Limitations on the Company's Activities.

     (a) This Section is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose" entity.

     (b) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Director", Article One or Sections 2.04(c), 3.01, 3.02, 4.01, 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09,
4.10, 4.11, 5.04, 7.01, 8.01, 8.02, 8.03, 8.04, 8.05, 9.01 or 9.02 of this
Agreement without the unanimous written consent of the Board (including all Independent Directors) and the satisfaction of the Rating Agency Condition. Subject to this Section, the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 9.01.

     (c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, so long as any Obligation is outstanding, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the entire Board (including all Independent Directors), to take any Material Action; provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Directors then serving in such capacity.

     (d) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if: (i) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (ii) the Rating Agency Condition is satisfied. The Board also shall cause the Company:

          (1) to maintain its own separate books and records and bank accounts;

          (2) at all times to hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

          (3) to have a Board of Directors separate from that of the Member and any other Person;

          (4) to file its own tax returns, if any, as may be required under applicable tax law, to the extent (A) the Company is not part of a consolidated group filing a consolidated return or returns or (B) the Company is not treated as a division for tax purposes of another taxpayer, or authorize CarMax to file on its behalf as agent such tax returns and reports, and make any elections required or allowed under such applicable tax law, and to pay or to have CarMax pay on its behalf as agent any taxes so required to be paid under applicable law;

          (5) except as contemplated by the Basic Documents, not to commingle its assets with assets of any other Person;

          (6) to conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

          (7) to maintain separate financial statements;

          (8) to pay its own liabilities only out of its own funds; provided, however, that CarMax may pay certain of the organizational expenses of the Company and certain expenses relating to the documentation of the Company's financing activities;

          (9) to maintain an arm's length relationship with its Affiliates and the Member;

          (10) to pay the salaries of its own employees, if any;

          (11) except as otherwise contemplated by the Basic Documents, not to guarantee or become obligated for the debts of others or hold out its credit or assets as being available to satisfy the obligations of others;

          (12) to allocate fairly and reasonably any overhead for shared office space;

          (13) to use separate stationery, invoices and checks;

          (14) except as otherwise contemplated by the Basic Documents, not to pledge its assets for the benefit of any other Person;

          (15) to correct any known misunderstanding regarding its separate identity;

          (16) to maintain adequate capital in light of its contemplated business purposes, transactions and liabilities;

          (17) to cause the Board to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

          (18) not to acquire any securities of the Member;

          (19) not to take any action if, as a result of such action, the Company would be required to register as an investment company under the Investment Company Act of 1940, as amended; and

          (20) to cause its Directors, Officers, agents and other representatives to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

     (e) So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

          (1) except as contemplated in the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

          (2) engage, directly or indirectly, in any business other than the activities required or permitted to be performed under Article Three, the Basic Documents or this Section;

          (3) incur, create or assume any indebtedness other than as expressly permitted under Article Three, the Basic Documents or this Section;

          (4) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under Article Three, the Basic Documents or this Section and may make any advance required or expressly permitted to be made pursuant to any provision of Article Three, the Basic Documents or this Section and permit the same to remain outstanding in accordance with such provisions;

          (5) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of Article Three, the Basic Documents or this Section; or

          (6) except as contemplated by Article Three or the Basic Documents, form, acquire or hold any subsidiary (whether a corporation, partnership, limited liability company or other entity).

     Section 4.11. Independent Directors. As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least two Independent Directors who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 4.10. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor shall have (i) accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement and (ii) executed a counterpart to this Agreement as required by Section 2.04(c). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section, in exercising its rights and performing its duties under this Agreement, each Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

     Section 4.12. Officers.

     (a) Officers. The initial Officers shall be designated by the Member. The additional or successor Officers shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers designated by the Member are listed on Exhibit D.

     (b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 3.02(a), (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company and (iii) as otherwise permitted in Section 4.12(c).

     (c) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents, including for this purpose any tax returns and reports, and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 4.10, the actions of the Officers taken in accordance with such powers shall bind the Company.

     (g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FIVE

                CONTRIBUTIONS; PROFITS AND LOSSES; DISTRIBUTIONS

     Section 5.01. Capital Contributions. The Member has contributed to the Company property of an agreed value as listed on Exhibit A hereto. In accordance with Section 2.04(c), no Special Member shall be required to make any capital contributions to the Company.

     Section 5.02. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. The Member, however, may make additional capital contributions to the Company at any time. To the extent that a Member makes an additional capital contribution to the Company, the Member shall revise Exhibit A. The provisions of this Agreement, including this Section, are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

     Section 5.03. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.

     Section 5.04. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act, any other applicable law or any Basic Document.

                                  ARTICLE SIX

                           BOOKS AND RECORDS; REPORTS

     Section 6.01. Books and Records. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

     Section 6.02. Reports.

     (a) The Board shall use diligent efforts to cause to be prepared and delivered to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of or for the end of such fiscal year:

          (i)  a balance sheet of the Company;

          (ii) an income statement of the Company for such fiscal year; and

          (iii) a statement of the Member's capital account.

     (b) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company's accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information in its possession as may be reasonably necessary to enable the Member to prepare its federal, state and local tax returns and reports relating to such fiscal year.

                                 ARTICLE SEVEN

               EXCULPATION AND INDEMNIFICATION; LIMITED LIABILITY

     Section 7.01. Exculpation and Indemnification.

     (a) Neither the Member nor the Special Members nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or any Special Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions. Notwithstanding the foregoing, any indemnity under this Section by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof, and so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

     (c) To the fullest extent permitted by applicable law, reasonable expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section.

     (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

     (f) The provisions of this Section shall survive any termination of this Agreement.

     Section 7.02. Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member, any Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

     Section 7.03. Other Business. The Member, the Special Members and their respective Affiliates may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

                                 ARTICLE EIGHT

                      ASSIGNMENT; RESIGNATION; DISSOLUTION

     Section 8.01. Assignments. Subject to Section 8.03, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

     Section 8.02. Resignation. So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section, an additional member of the Company shall be admitted to the Company, subject to Section 8.03, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

     Section 8.03. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that so long as any Obligation remains outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

     Section 8.04. Dissolution.

     (a) Subject to Section 4.10, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing to continue the Company and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the

Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

     (b) Notwithstanding any other provision of this Agreement, (i) the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, as the case may be, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution and (ii) each of the Member and each Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

     (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     (d) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

     Section 8.05. Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to
Section 5.04. The interest of the Member in the Company is personal property.

                                  ARTICLE NINE

                                  MISCELLANEOUS

     Section 9.01. Amendments. Subject to Section 4.10, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member; provided, however, that no such modification, alteration, supplement or amendment may be made so long as any Obligation is outstanding, unless the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

     Section 9.02. Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or any Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 9.05).

     Section 9.03. Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     Section 9.04. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     Section 9.05. Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

     Section 9.06. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to applicable conflict of laws principles), all rights and remedies being governed by such laws.

     Section 9.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

     Section 9.08. Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt, in the case of (i) the Company, to the Company at its address in Section 2.01, (ii) the Member, to the Member at its address as listed on Exhibit A hereto and (iii) either of the foregoing, at such other address as may be designated by written notice to the other party.

     Section 9.09. Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on August 6, 2003.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed as of the day and year first above written.

                                             CARMAX AUTO SUPERSTORES, INC.,
                                             as Member


                                             By: /s/ Keith D. Browning
                                                 -------------------------------
                                             Name: Keith D. Browning
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                             SPECIAL MEMBERS:


                                             /s/ Andrew L. Stidd
                                             -----------------------------------
                                             Andrew L. Stidd


                                             /s/ Bernard J. Angelo
                                             -----------------------------------
                                             Bernard J. Angelo

                                                                       EXHIBIT A

                MEMBER; CAPITAL CONTRIBUTION; MEMBERSHIP INTEREST

                                                   Agreed Value of
      Name                Mailing Address        Capital Contribution   Membership Interest
-----------------   --------------------------   --------------------   -------------------
CarMax Auto         4900 Cox Road                       $1,000                  100%
Superstores, Inc.   Glen Allen, Virginia 23060

                                                                       EXHIBIT B

                              MANAGEMENT AGREEMENT

                                 August 6, 2003

CarMax Auto Funding LLC
4900 Cox Road, Suite 200
Glen Allen, Virginia 23060

                             CarMax Auto Funding LLC
                              Management Agreement

Dear Sirs:

     For good and valuable consideration, each of the undersigned (each, a "Person"), who have been designated as Directors or Officers, as applicable, of CarMax Auto Funding LLC, a Delaware limited liability company (the "Company"), in accordance with the Limited Liability Company Agreement of the Company, dated as of August 6, 2003 (as it may be amended or restated from time to time, the "LLC Agreement"), hereby agree as follows:

     1. Each of the undersigned accepts such Person's rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person's successor as a Director is designated or until such Person's resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

     2. Each of the undersigned accepts such Person's rights and authority as an Officer under the LLC Agreement and agrees to perform and discharge such Person's duties and obligations as an Officer under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person's successor as such Officer is designated or until such Person's resignation or removal as an Officer in accordance with the LLC Agreement.

     3. So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

     4. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the LLC Agreement.

     This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.


                                             -----------------------------------
                                                       Keith D. Browning


                                             -----------------------------------
                                                       Stuart A. Heaton


                                             -----------------------------------
                                                       Thomas W. Reedy


                                             -----------------------------------
                                                       Andrew L. Stidd


                                             -----------------------------------
                                                       Bernard J. Angelo


                                             -----------------------------------
                                                        Kim D. Orcutt


                                             -----------------------------------
                                                       James C. Wilson

                                                                       EXHIBIT C

                                    DIRECTORS

1.   Keith D. Browning

2.   Stuart A. Heaton

3.   Thomas W. Reedy

4.   Andrew L. Stidd (Independent Director)

5.   Bernard J. Angelo (Independent Director)

                                                                       EXHIBIT D

                                    OFFICERS

Name                                      Officer Title
----                                      -------------
Keith D. Browning                         President
Stuart A. Heaton                          Vice President and Secretary
Thomas W. Reedy                           Treasurer and Assistant Secretary
Kim D. Orcutt                             Vice President and Assistant Secretary
James C. Wilson                           Assistant Secretary

                                       D-1